Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Scott C. Miller, Chief Financial Officer & Treasurer of Eastern Energy Gas Holdings, LLC (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

1.

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2020 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 13, 2020

/s/ Scott C. Miller
Scott C. Miller
Chief Financial Officer & Treasurer (principal financial officer)